UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 4, 2004

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

EXHIBIT INDEX

EX.-10.1:	LETTER AGREEMENT

EX.-99.1:	NEWS RELEASE

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 4, 2004, Office Depot, Inc. (the “Company”) and Mr. Neil R. Austrian entered into a letter agreement (the “Agreement”) pursuant to which Mr. Austrian will serve as the interim Chairman and Chief Executive Officer of the Company until the Company hires a new, permanent Chairman and Chief Executive Officer. The Agreement provides that Mr. Austrian shall receive a monthly salary of $170,000. In the event a new Chairman and Chief Executive Officer is hired in less than six months, Mr. Austrian is entitled to minimum compensation equal to six months salary. In addition, effective on October 5, 2004, Mr. Austrian shall receive an award of restricted stock under the Company’s Long-Term Equity Incentive Plan (see Exhibit 10.1 to the Proxy Statement for the Company’s 1997 Annual Meeting of Stockholders). The restricted stock award shall consist of $1 million worth of the Company’s stock valued as of the close of business on October 5, 2004 and shall fully vest upon the third anniversary of the award date provided that certain conditions are met, which conditions are set forth in the Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein. Mr. Austrian’s restricted stock award shall vest immediately upon (i) Mr. Austrian’s not being re-elected to the Board, (ii) Mr. Austrian being removed from his position as Chief Executive Officer other than for “good cause” (as defined in the Agreement), or (iii) a “change in control” (as defined in the Agreement) of the Company.

Mr. Austrian has been a member of the Company’s Board of Directors since 1998 and is currently the Chairman of the Board’s Finance Committee. During the term of the Agreement, however, Mr. Austrian’s membership on committees of the Board of Directors shall be suspended, but he will continue to serve as a member of the Board of Directors.

Attached hereto as Exhibit 10.1 and incorporated by reference herein is a copy of the Letter Agreement between the Company and Mr. Austrian.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On October 4, 2004, Mr. Bruce Nelson resigned as Chairman and Chief Executive Officer of the Company. A news release, issued on October 4, 2004, announced Mr. Nelson’s resignation.

(c) Neil R. Austrian, 64, a member of the Board of Directors and Chairman of the Finance Committee has agreed to serve as the interim Chairman of the Board and Chief Executive Officer of the Company until the Company hires a permanent replacement. The terms of Mr. Austrian’s employment shall be governed by the Agreement described in Item 1.01 above. Prior to serving as a member of the Board of Directors for the Company, Mr. Austrian was the President and Chief Operating Officer of the National Football League from 1991 to 1999. In addition, Mr. Austrian has served in a variety of other capacities, including managing director of Dillon, Read & Co. and Chairman and Chief Executive Officer of Showtime/The Movie Channel joint venture.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Company’s announcement regarding Mr. Nelson’s resignation and Mr. Austrian’s appointment as the interim Chairman and Chief Executive Officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement between Office Depot, Inc. and Neil R. Austrian dated October 4, 2004.

99.1	News release of Office Depot, Inc. issued on October 4, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: October 4, 2004	By:	/s/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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